Exhibit 99.1

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER AND YEAR-END 2025 FINANCIAL RESULTS
FY 2025 cash flow from operations was $23.6 million;
Q4 2025 stock buyback plan repurchased 765,201 shares or 5.8% of shares outstanding

SCOTTSDALE, AZ – March 12, 2026 – Universal Electronics Inc. (UEI), (Nasdaq: UEIC) reported financial results for the three and twelve months ended December 31, 2025.
"Q4 and 2025 overall was defined by decisive action, operational discipline, and measurable progress toward putting UEI back on the path toward profitability – delivering the company’s first profitable year since 2022 on a non-GAAP basis. Looking ahead, Home Entertainment is a mature business where the legacy revenue trends are well understood while the Connected Home revenue inflection is taking longer than expected. Given this set of market conditions, we are restructuring and refocusing the company to improve efficiency in operations, improve profitability and generate increased. levels of cash flow. In FY 2026 we will be manically focused on improving profits and cash flow. We believe this is the right path forward to provide us with a better foundation for durable growth over time" said Richard Carnifax, UEI Interim CEO and COO.

Board of Directors approves increase to stock buyback program by up to 1 million shares
On March 11, 2026 UEI’s Board of Directors unanimously approved an amendment to UEI’s share repurchase program authorizing the repurchase, from time to time, of up to 1 million additional shares. Under UEI's previous share repurchase program, the company purchased a total of $3.1 million of UEIC stock during the year ended December 31, 2025.

Financial Results for the Three Months Ended December 31, 2025 Compared to 2024
•Our operational focus on efficiency and savings plus positive mix helped yield improved gross margins up 1.3 points.
•In Q4 2025, we significantly reduced our operational costs improving our ability to generate profits going forward. GAAP operating expenses decreased by $10.5 million, and Adjusted non-GAAP operating expenses were down $4.4 million.
•The company share repurchase program repurchased $2.3 million, or 5.8% of our total shares outstanding.
•GAAP net sales were $87.7 million, compared to $110.5 million.
◦GAAP net sales in connected home were $29.7 million, compared to $34.4 million.
◦GAAP net sales in home entertainment were $58.0 million, compared to $76.1 million.
•GAAP gross margin was 29.7%, compared to 28.4%; Adjusted non-GAAP gross margin was 29.7%, compared to 28.4%.
•GAAP operating income was $0.9 million, compared to an operating loss of $4.4 million; Adjusted non-GAAP operating income was $3.3 million, compared to $4.2 million.
•GAAP net loss was $1.1 million, or $0.08 loss per share, compared to a net loss of $4.5 million, or $0.35 per share; Adjusted non-GAAP net income was $2.3 million, or $0.17 per diluted share, compared to Adjusted non-GAAP net income of $2.6 million, or $0.20 per share.
•At December 31, 2025, cash and cash equivalents were $32.3 million.

Financial Results for the Twelve Months Ended December 31, 2025 Compared to 2024
•GAAP net sales were $368.3 million, compared to $394.9 million.
◦GAAP net sales in connected home were $125.4 million, compared to $108.3 million.
◦GAAP net sales in home entertainment were $242.9 million, compared to $286.6 million.
•GAAP gross margin was 28.9%, compared to 28.9% in the prior year; Adjusted non-GAAP gross margin was 29.2%, compared to 28.9%.
•Continued focus on cost saving activities resulted in GAAP operating expenses decreasing by $16.4 million, and yielding a reduction of $10.5 million in Adjusted non-GAAP operating expenses.
•GAAP operating loss was $6.4 million, compared to $15.3 million in the prior year. Adjusted non-GAAP operating income was $6.3 million, compared to $2.2 million.
•GAAP net loss was $18.6 million, or $1.41 loss per share, compared to $24.0 million, or $1.85 loss per share, Adjusted non-GAAP net income was $4.2 million, or $0.31 per share, compared to an Adjusted non-GAAP net loss of $0.6 million, or $0.05 per share.

For a more detailed explanation of non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion, the Reconciliation of Adjusted Non-GAAP Financial Results located elsewhere in this press release.
Financial Outlook
For fiscal year 2026, our revenue expectations are tempered as home entertainment has secular market headwinds and the connected home products have yet to reach an inflection point. Our expectation for revenue is a decline year over year.
We expect to rapidly reduce operational costs to increase profits given the revenue uncertainty. We plan to align our cost structure to market realities to generate improved profits over last year. Strategic actions are expected to structurally reduce working capital and free up more cash from operations. Adjusted non-GAAP dilutive earnings per share is expected to range from $0.45 to $0.65 compared to Adjusted non-GAAP earnings of $0.31 per share in fiscal year 2025.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, March 12, 2026 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and full year 2025 earnings results, review recent activity and answer questions. To attend the call please register at https://register.vevent.com/register/BId24421a0a551416d87a8c8bc2d789ceb to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted non-GAAP information as additional information for its operating results. References to Adjusted non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.

Adjusted non-GAAP gross profit is defined as gross profit excluding impairment of long-lived assets and stock-based compensation expense. Adjusted non-GAAP operating expenses are defined as operating expenses excluding impairment of long-lived assets, stock-based compensation expense, amortization of intangibles acquired, costs associated with certain litigation efforts, factory restructuring costs, legal judgment, severance, lease termination costs and goodwill impairment. Adjusted non-GAAP net income (loss) is defined as net loss excluding the aforementioned items, foreign currency gains and losses, the related tax effects of all adjustments, as well as valuation allowances on certain deferred tax assets and certain net deferred tax adjustments. Adjusted non-GAAP earnings (loss) per diluted share is calculated using Adjusted non-GAAP net income (loss). A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release. We do not provide a reconciliation for forward-looking non-GAAP financial metrics because reconciliation information is not available without unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.

The company will no longer exclude excess manufacturing overhead costs resulting from the continued transition of its global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations from its Adjusted non-GAAP figures. This impacts Adjusted non-GAAP gross profit, Adjusted non-GAAP gross margin, Adjusted non-GAAP operating income (loss), Adjusted non-GAAP income (loss) before provision (benefit) from income taxes and net income (loss) in the quarterly results for 2024 and 2025. There is no impact to GAAP results. A reconciliation of these measures is posted on the website in the Q4 2025 Quarterly Results section. Historical period non-GAAP results have been adjusted to reflect this change and for consistent period-to-period comparisons.
About Universal Electronics
Universal Electronics Inc. (Nasdaq: UEIC) is the global leader in wireless universal control solutions for the home. The company brings to life millions of innovative control products each year that focus on a user-centric approach to building control products and applications that simplify user interaction with highly complex technologies in the home, removing interoperability challenges as a roadblock for user adoption, with privacy first and a secure by design approach to today's smart devices. Our products are offered by the world's leading brands in home entertainment and the connected home markets, including Fortune 500 customers Daikin, Carrier, Comcast, Vivint Smart Home, Samsung, Sony, Hunter Douglas and Somfy. The company's pioneering breakthrough innovations include its award-winning voice control entertainment remote controls and QuickSet Cloud, the world's leading platform for automated device and service discovery, set-up and control, and user experience personalization for the home. For more information, visit www.uei.com.
Contacts:
UEI: Wade Jenke, CFO, UEI, investors@uei.com 480-530-3000
Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of federal securities laws, including statements about our future financial results, anticipated trends in our business and market conditions; our expectations about new product introductions; our expectation that strategic actions can structurally reduce working capital and free up more cash from operations; our plans to align our cost structure to market realities to materially generate improved profits over last year; our focus, strategy and business plans; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2024 and the periodic reports filed and furnished since then.
Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver innovative control solutions and technologies that are accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture sales in all markets we serve, including in the climate control and connected home markets as anticipated by management; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks as expected by management; our ability to maintain our market share in the traditional subscription broadcast market; our ability to manage through the worldwide inflationary pressures and macroeconomic conditions; our ability to successfully execute our strategic actions and plans; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations; our continued ability to successfully enforce our patented technology, including with respect to our litigation against Roku; our continued ability to strategically enhance, expand, and monetize our IP portfolios; the continued fluctuation in our market capitalization; the use of artificial intelligence applications which could result in cybersecurity incidents that implicate the personal data of end users or other unintended ethical, reputational, competitive harm or legal liability; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the changes in or enhanced use of laws, regulations and policies may have on our business including the impact of decreased governmental incentive programs worldwide or of enhanced or expanded trade regulations, including the expanded use of tariffs, pertaining to importation of our products, the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the SEC.

Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or regulation.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$32,306	$26,783
Accounts receivable, net	79,320	114,182
Contract assets	8,091	10,346
Inventories	77,793	79,355
Prepaid expenses and other current assets	6,803	9,478
Income tax receivable	806	2,350
Total current assets	205,119	242,494
Property, plant and equipment, net	27,600	34,207
Intangible assets, net	21,968	24,038
Operating lease right-of-use assets	10,203	14,322
Deferred income taxes	5,496	6,425
Other assets	3,611	1,868
Total assets	$273,997	$323,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,945	$72,031
Lines of credit	24,079	36,960
Accrued compensation	17,496	20,927
Accrued sales discounts, rebates and royalties	6,132	5,204
Accrued income taxes	2,524	2,161
Other accrued liabilities	20,134	21,008
Total current liabilities	119,310	158,291
Long-term liabilities:
Operating lease obligations	6,193	9,232
Deferred income taxes	1,507	1,931
Income tax payable	74	72
Other long-term liabilities	729	723
Total liabilities	127,813	170,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 26,146,367 and 25,712,940 shares issued on December 31, 2025 and 2024, respectively	261	257
Paid-in capital	350,222	344,697
Treasury stock, at cost, 13,537,944 and 12,666,443 shares on December 31, 2025 and 2024, respectively	(375,016)	(371,930)
Accumulated other comprehensive income (loss)	(19,115)	(28,350)
Retained earnings	189,832	208,431
Total stockholders’ equity	146,184	153,105
Total liabilities and stockholders’ equity	$273,997	$323,354

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales	$87,745	$110,454	$368,288	$394,879
Cost of sales	61,685	79,132	261,827	280,885
Gross profit	26,060	31,322	106,461	113,994
Research and development expenses	5,392	7,044	26,269	29,723
Selling, general and administrative expenses	19,434	23,598	85,375	91,811
Factory restructuring charges	380	862	1,221	3,585
Legal judgment	—	4,172	—	4,172
Operating income (loss)	854	(4,354)	(6,404)	(15,297)
Interest income (expense), net	20	(705)	(935)	(3,361)
Other income (expense), net	(1,920)	(45)	(4,621)	60
Income (loss) before provision for income taxes	(1,046)	(5,104)	(11,960)	(18,598)
Provision for (benefit from) income taxes	38	(575)	6,639	5,431
Net income (loss)	$(1,084)	$(4,529)	$(18,599)	$(24,029)

Earnings (loss) per share:
Basic	$(0.08)	$(0.35)	$(1.41)	$(1.85)
Diluted	$(0.08)	$(0.35)	$(1.41)	$(1.85)
Shares used in computing earnings (loss) per share:
Basic	13,065	13,032	13,172	12,959
Diluted	13,065	13,032	13,172	12,959

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(18,599)	$(24,029)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	14,188	18,058
Provision for credit losses	454	1,081
Gain on sale of property, plant and equipment	(312)	—
Deferred income taxes	866	(256)
Shares issued for employee benefit plan	431	1,063
Employee and director stock-based compensation	5,098	6,700
Impairment of long-lived assets	1,309	333
Changes in operating assets and liabilities:
Accounts receivable and contract assets	41,536	(12,174)
Inventories	4,571	6,239
Prepaid expenses and other assets	5,401	764
Accounts payable and accrued liabilities	(33,226)	15,733
Accrued income taxes	1,909	1,310
Net cash provided by (used for) operating activities	23,626	14,822
Cash flows from investing activities:
Purchase of Blue Chip Swap securities	(2,544)	—
Sale of Blue Chip Swap securities	2,314	—
Proceeds on sale of property, plant and equipment	344	—
Acquisitions of property, plant and equipment	(3,875)	(4,572)
Acquisitions of intangible assets	(2,990)	(3,856)
Net cash provided by (used for) investing activities	(6,751)	(8,428)
Cash flows from financing activities:
Borrowings under lines of credit	103,650	102,193
Repayments on lines of credit	(117,222)	(120,000)
Treasury stock purchased	(3,086)	(1,957)
Net cash provided by (used for) financing activities	(16,658)	(19,764)
Effect of foreign currency exchange rates on cash and cash equivalents	5,306	(2,598)
Net increase (decrease) in cash and cash equivalents	5,523	(15,968)
Cash and cash equivalents at beginning of period	26,783	42,751
Cash and cash equivalents at end of period	$32,306	$26,783

Supplemental cash flow information:
Income taxes paid	$2,624	$3,481
Interest paid	$1,967	$4,738

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales:
Net sales - GAAP	$87,745	$110,454	$368,288	$394,879
Adjusted non-GAAP net sales	$87,745	$110,454	$368,288	$394,879

Cost of sales:
Cost of sales - GAAP (1)	$61,685	$79,132	$261,827	$280,885
Impairment of long-lived assets (2)	—	—	(1,187)	—
Stock-based compensation expense	(13)	(34)	(55)	(106)
Adjusted non-GAAP cost of sales	61,672	79,098	260,585	280,779
Adjusted non-GAAP gross profit	$26,073	$31,356	$107,703	$114,100

Gross margin:
Gross margin - GAAP (1)	29.7%	28.4%	28.9%	28.9%
Impairment of long-lived assets (2)	—%	—%	0.3%	—%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjusted non-GAAP gross margin	29.7%	28.4%	29.2%	28.9%

Operating expenses:
Operating expenses - GAAP	$25,206	$35,676	$112,865	$129,291
Impairment of long-lived assets (2)	—	—	—	—
Stock-based compensation expense	(810)	(1,650)	(5,043)	(6,594)
Amortization of acquired intangible assets	(207)	(223)	(839)	(909)
Litigation costs (3)	—	(157)	—	(689)
Factory restructuring charges (4)	(380)	(863)	(1,221)	(3,585)
Legal settlements and judgments (5)	216	(4,172)	216	(4,172)
Severance (6)	(1,273)	(960)	(3,253)	(960)
Lease termination (7)	—	(476)	(1,302)	(476)
Adjusted non-GAAP operating expenses	$22,752	$27,175	$101,423	$111,906

Operating income (loss):
Operating income (loss) - GAAP (1)	$854	$(4,354)	$(6,404)	$(15,297)
Impairment of long-lived assets (2)	—	—	1,187	—
Stock-based compensation expense	823	1,684	5,098	6,700
Amortization of acquired intangible assets	207	223	839	909
Litigation costs (3)	—	157	—	689
Factory restructuring costs (4)	380	863	1,221	3,585
Legal settlements and judgments (5)	(216)	4,172	(216)	4,172
Severance (6)	1,273	960	3,253	960
Lease termination (7)	—	476	1,302	476
Adjusted non-GAAP operating income (loss)	$3,321	$4,181	$6,280	$2,194

Adjusted non-GAAP operating income (loss) as a percentage of net sales	3.8%	3.8%	1.7%	0.6%

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss):
Net income (loss) - GAAP (1)	$(1,084)	$(4,529)	$(18,599)	$(24,029)
Impairment of long-lived assets (2)	—	—	1,187	—
Stock-based compensation expense	823	1,684	5,098	6,700
Amortization of acquired intangible assets	207	223	839	909
Litigation costs (3)	—	157	—	689
Factory restructuring costs (4)	380	863	1,221	3,585
Legal settlements and judgments (5)	(216)	4,172	(216)	4,172
Severance (6)	1,273	960	3,253	960
Lease termination (7)	—	476	1,302	476
Gain on facility closure asset disposal (8)	(841)	—	(841)	—
Foreign currency (gain) loss	2,673	132	5,324	326
Income tax provision on adjustments	(948)	410	5,657	7,511
Other income tax adjustments (9)	—	(1,924)	—	(1,924)
Adjusted non-GAAP net income (loss)	$2,267	$2,624	$4,225	$(625)

Diluted shares used in computing earnings (loss) per share:
GAAP	13,065	13,032	13,172	12,959
Adjusted non-GAAP	13,302	13,249	13,442	12,959

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.08)	$(0.35)	$(1.41)	$(1.85)
Total adjustments	$0.25	$0.54	$1.70	$1.81
Adjusted non-GAAP diluted earnings (loss) per share	$0.17	$0.20	$0.31	$(0.05)
(1)GAAP gross margin, operating loss and net loss for the three months ended December 31, 2024 include $0.7 million, equivalent to 70 basis points of gross margin or $0.04 per share (net of tax), of excess manufacturing overhead costs resulting from the continued transition of our global manufacturing footprint, specifically in Mexico, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations ("excess manufacturing costs").
GAAP gross margin, operating loss and net loss for the twelve months ended December 31, 2024 include $4.5 million, equivalent to 110 basis points of gross margin or $0.27 per share (net of tax), of excess manufacturing costs.
(2)The twelve months ended December 31, 2025 include impairment charges relating to machinery and equipment and leasehold improvements associated with the shut down of our Mexico manufacturing facility. The shut down was completed as of December 31, 2025.
(3)The three and twelve months ended December 31, 2024 include expenses related to our various litigation matters involving Roku, Inc. and certain other related entities.
(4)The three and twelve months ended December 31, 2025 include severance and other exit costs associated with the closure of our Mexico manufacturing facility. The three and twelve months ended December 31, 2024 include severance and other exit costs associated with the closure of our southwestern and eastern China factories and the streamlining of our Mexico manufacturing facility.
(5)The three months and twelve months ended December 31, 2025 include a legal settlement payment received. The twelve months ended December 31, 2024 includes an adverse judgment against one of our China subsidiaries.

(6)The three and twelve months ended December 31, 2025 and 2024 include severance costs associated with a global reduction in force primarily impacting roles within the selling and general administration functions as well as engineering and research and development functions. Additionally, the twelve months ended December 31, 2025 include severance payments related to the Transition Agreement and Release of Claims dated March 19, 2025 between Paul D. Arling and the company
(7)The twelve months ended December 31, 2025 include costs resulting from the abandonment of our office space in Carlsbad, California. The three and twelve months ended December 31, 2024 include lease termination costs associated with one of our Mexico facilities.
(8)The three and twelve months ended December 31, 2025 include non-ordinary gains on asset disposals resulting from the closure of our Mexico factory.
(9)The three and twelve months ended December 31, 2024 include a $0.4 million valuation allowance recorded against the deferred tax assets at our eastern China entity as a result of its shutdown as well as a $2.3 million adjustment due to the revaluation of net deferred tax assets at our remaining China factory resulting from the expiration of a tax incentive that increased the statutory rate.